UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 22, 2006

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2006, Extreme Networks, Inc. (the “Company”) received a written Staff Determination notice from the Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it did not timely file its report on Form 10-K for the fiscal year ended July 2, 2006 and, therefore, that its common stock is subject to delisting from The Nasdaq Global Market. The Company issued a press release on September 27, 2006, disclosing its receipt of this notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On September 15, 2006, the Company filed Form 12b-25 with the Securities and Exchange Commission relating to the late filing of its Form 10-K report. The information in the Company’s Form 12b-25 is incorporated by reference herein.

The Company will request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the panel will grant the Company’s request for continued listing. Pending a decision by the hearing panel, the Company’s common stock will continue to be traded on Nasdaq.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated September 27, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2006

EXTREME NETWORKS, INC.

By:	/s/ Michael J. Palu
Michael J. Palu
Vice President, Acting Chief Financial Officer

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